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                                                                  Exhibit 10(iv)
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                      Amendment to Equity Compensation Plan
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                               FIRST AMENDMENT TO

                          SUSQUEHANNA BANCSHARES, INC.

                            EQUITY COMPENSATION PLAN
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     WHEREAS, the Board of Directors (the "Board") of Susquehanna Bancshares,
Inc. (the "Company") adopted the Company's Equity Compensation Plan (the "Plan") on April 17, 1996 and the Company's shareholders approved the Plan on May 31, 1996; and

     WHEREAS, pursuant to Section 13(a) of the Plan, the Board has the authority to amend the Plan without shareholder approval as long as such amendment does not increase the aggregate number (or individual limit for any singe Grantee) of shares of Company stock that may be issued or transferred under the Plan or modifies the requirements as to eligibility for participation in the Plan or is otherwise required by Rule 16b-3 of the Securities Exchange Act of 1934 or
Section 162(m) of the Internal Revenue Code; and

     WHEREAS, the Board has determined that the Plan shall be amended in the manner set forth herein;

     NOW THEREFORE, the Plan is hereby amended as follows:

     1. Section 5(i) of the Plan is hereby amended by deleting it in its entirety and replacing it with a new Section 5(i) to read as follows:

     (i) Election to withhold Shares. To the extent permitted by the Committee,
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     Grantees may make an election to satisfy the Company income tax withholding obligation with respect to a Stock Option by having shares withheld up to an amount that does not exceed the minimum applicable rate for federal (including FICA), state and local tax liabilities. Such election must be in the form and manner prescribed by the Committee. If the Grantee is a director or officer within the meaning of Rule 16a-1(f) promulgated under the Exchange Act, such election must be irrevocable and must be made six months prior to the date on which the Stock Option is exercises with respect to such shares.

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     2. Section 7(g) of the Plan is hereby amended by deleting it in its entirety and replacing it with a new Section 7(g) to read as follows:

     (g) Election to withhold Shares. To the extent permitted by the Committee,
         ---------------------------
     Grantees may make an election to satisfy the Company income tax withholding obligation with respect to a Restricted Stock Grant by having shares withheld up to an amount that does not exceed the minimum applicable rate for federal (including FICA), state and local tax liabilities. Such election must be in the form and manner prescribed by the Committee. If the Grantee is a director or officer within the meaning of Rule 16a-1(f) promulgated under the Exchange Act, such election must be irrevocable and must be made six months prior to the date on which the Stock Option is exercises with respect to such shares.

     IN WITNESS WHEREOF, the undersigned officer of the Company, duly authorized to execute this First Amendment by and on behalf of the Board and the Company, hereby executes this First Amendment on behalf of the same this 22nd day of February, 2001.

Attest:                                    SUSQUEHANNA BANCSHARES, INC.



/s/ Lisa M. Cavage                         By:/s/ Robert S. Bolinger
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Secretary                                  Robert S. Bolinger
                                           Chairman of the Board and Chief
                                           Executive Officer

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